Exhibit 10.25
COMMERCIALIZATION AGREEMENT
This Commercialization Agreement (this “Agreement”) is made and entered into on November 20, 2020 (the “Effective Date”) by and between Tandem Diabetes Care, Inc, having a principal place of business at 11075 Roselle St., San Diego, CA 92121 (“Tandem”) and DexCom, Inc., a Delaware corporation having a principal place of business at 6340 Sequence Drive, San Diego, CA 92121 (“DexCom”). Tandem and DexCom may be referred to in this Agreement individually as a “Party” and collectively as the “Parties”.
RECITALS
A.DexCom is in the business of developing and commercializing continuous glucose monitoring systems;
B.Tandem is in the business of developing and commercializing insulin pump systems;
C.The Parties are entering into a development agreement of even date herewith, to enable the integration of Tandem’s t:sport insulin pump with DexCom’s G6® CGM device and enable the integration of Tandem’s t:slim X2™ and t:sport insulin pumps with DexCom’s G7® CGM device (the “Development Agreement”);
D.The Parties have amended that certain development agreement, dated June 4, 2015, as amended, for the integration of Tandem’s t:slim X2™ insulin pump with DexCom’s G6® CGM device (the “On-Market t-slim:G6 Implementation” and such agreement, the “Original G6 Development Agreement” and, together with the Development Agreement, “Current Development Agreements”), such that commercialization activities relating to this implementation of the Combined System are governed by the terms of this Agreement;
E.On February 7, 2020, DexCom issued a notice of termination for (i) the development agreement dated January 4, 2013, which addressed the integration of Tandem’s insulin pump with DexCom G4® CGM device (the “G4 Development Agreement”), which termination became effective August 10, 2020 and (ii) the development agreement dated June 4, 2015, which addressed the integration of Tandem’s insulin pump with DexCom G5® CGM device (the “G5 Development Agreement” and collectively with the G4 Development Agreement, “Legacy Development Agreements”), which the Parties agreed will terminate on December 31, 2020 with respect to all countries other than Australia and will terminate on December 31, 2021 with respect to Australia; and
F.The Parties desire to commercialize the integrated solutions developed under the Current Development Agreements on the terms and conditions set forth herein.
Accordingly, the Parties therefore agree as follows:
AGREEMENT

Exhibit 10.25
1.DEFINITIONS
1.1.“Affiliates” means any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with a Party. For the purpose of this definition, “control” means: (i) the direct or indirect ownership of more than fifty percent (50%) of the capital stock of the subject entity; (ii) the direct or indirect control of more than fifty percent (50%) of the voting rights of the subject entity; or (iii) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the subject entity (whether through ownership of securities or other ownership interests, by contract or otherwise).
1.2.“Agreed Markets” means the countries or jurisdictions in which the Combined System will be commercialized in accordance with the Commercialization Plan and specifically including the countries where Tandem is currently commercializing the On-Market t-slim:G6 Implementation, as set forth on Exhibit A.
1.3.“[***]” means, (a) with respect to DexCom [***] and (b) with respect to Tandem [***].
1.4.“Alliance Manager” has the meaning set forth in the Development Agreement.
1.5.“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act, the United States Anti-Kickback Statute, the United Kingdom Bribery Act, and any other laws of a similar nature for the prevention of inter alia, fraud, corruption, racketeering, money laundering and terrorism, in each case as may be amended from time to time.
1.6.“Applicable Laws” means all applicable laws, rules and regulations, including any rules, regulations, guidance or other requirements of any Regulatory Authority, that may be in effect from time to time and are applicable to a particular activity hereunder, including, as applicable, (i) regulations and guidance documents of the FDA and EMA (and national implementations thereof) and, if and as appropriate under the circumstances, International Conference on Harmonization (ICH) guidance or other comparable regulation and guidance of any applicable Regulatory Authority in the Agreed Markets, (ii) Anti-Corruption Laws, (iii) Privacy Laws, (iv) Transparency Laws, (v) cGCP, (vi) cGDP, and (vii) cGMP.
1.7.“cGCP” means all applicable current Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Studies, including, as applicable, (a) as set forth in the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the Agreed Markets, (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time, and (d) the equivalent applicable laws in any relevant country, each as may be amended

Exhibit 10.25
and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.
1.8.“cGDP” means the then current standards for all good distribution practices relevant to any product hereunder, including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Sections 210, 211, (b) European Directive 2013/C 68/01 and Eudralex 4, (c) WHO TRS 957 Annex 5, (d) USP <1079>, (e) any state or other local laws or regulations governing the licensing of distributors or manufacturers of pharmaceutical products or medical devices, and (f) the equivalent applicable laws in any relevant country, each as may be amended and applicable from time to time.
1.9.“CGM” means continuous glucose monitoring.
1.10.“cGMP” means the then-current Good Manufacturing Practices that apply to the manufacture (including clinical or commercial supply) of any product hereunder, including, as applicable, (a) the United States regulations set forth under Title 21 of the United States Code of Federal Regulations, parts 4, 210, 211 and 820, (b) applicable guidance published from time-to-time by the FDA, (c) the International Conference on Harmonisation Guidelines ICH Q7A Good Manufacturing Practice Guidance for the principles, guidelines of Good Manufacturing Practices for Medicinal Products as defined with EC Directive 2003/94/EC and associated EC Guide to Good Manufacturing Practice, and (d) the equivalent applicable laws in any relevant country, each as may be amended and applicable from time to time.
1.11.“Change of Control” means a transaction or a series of related transactions: (i) in which one or more related parties that did not previously own or control greater than a fifty percent (50%) equity interest in a Party obtains ownership or control of greater than a fifty percent (50%) equity interest in a Party; (ii) as a result of which one or more related parties that did not previously have the right or power to control the management or policies of a Party acquires such right or power; or (iii) in which a Party sells all or substantially all of its assets to a Third Party.
1.12.“Clinical Study” means any pre or post approval clinical study involving the administration of and/or use of a Combined System with a human subject, whether conducted before or after Regulatory Approval of a Combined System, including clinical studies to support such Regulatory Approval process or as otherwise required by a Regulatory Authority.
1.13.“Combined System” means an integrated technology solution comprised of the DexCom System and the Tandem System that enables [***]. The Parties agree that the integrated technology solution(s) developed by the Parties pursuant to the Legacy Development Agreements, and any improvements thereto, are not Combined Systems hereunder.
1.14.“Combined System Implementation” means, as applicable, an implementation of the Combined System, involving the integration of Tandem’s t:sport insulin pump with DexCom’s G6® CGM device, the integration of Tandem’s t:slim X2™ insulin pump with DexCom’s G7® CGM device and the integration of Tandem’s t:sport insulin pump with

Exhibit 10.25
DexCom’s G7® CGM device, in each case as developed under the Development Agreement. The Parties agree that the On-Market t-slim:G6 Implementation, including any improvement thereto, is not a Combined System Implementation. The initial architecture of the Combined System Implementation with respect to Tandem’s t:sport Insulin Delivery Device and DexCom’s G6® CGM Device is described in Exhibit A to the Development Agreement.
1.15.“Commercially Reasonable Efforts” means the carrying out of a Party's obligations under this Agreement with the exercise of prudent scientific and business judgment and a level of effort and resources consistent with the efforts and resources that the Party who bears the performance obligation, but in any event at least the level of effort and resources of a similarly-sized comparable Third Party in the CGM or insulin delivery device industry, as applicable, would employ for products of similar strategic importance and commercial value that result from its own research efforts.
1.16.“Communication Protocol” means a DexCom communication protocol that permits a DexCom CGM-Enabled Tandem Display Device to identify, receive and display DexCom CGM Data and to control the DexCom CGM Transmitter, which communication protocol will be developed by or on behalf of DexCom under the Development Plan, as may be amended or updated by DexCom from time to time in accordance with the Development Plan.
1.17.“Compliance” means the adherence by the Parties in all material respects to all Applicable Laws and Party-Specific Regulations, in each case with respect to the activities to be conducted under this Agreement.
1.18.“Control”, “Controls” or “Controlled by” means, with respect to any item of or right under Intellectual Property, the ability of the specified Party or any of its Affiliates, whether through ownership, license or other right (other than pursuant to this Agreement), to grant access to, license or sublicense such item or right without violating the terms of any agreement or other arrangement with any Third Party. Notwithstanding the foregoing, Intellectual Property held by a Third Party that is an acquirer in a Change of Control transaction of a Party or by any of such Third Party’s Affiliates (such Third Party and Affiliates collectively, the “Acquirer”) that exists immediately before the consummation of such Change of Control transaction or is or developed or acquired by the Acquirer after such consummation independently of this Agreement shall not be deemed to be Controlled by such Party.
1.19.“Customer” means a customer that has purchased a Combined System, or a DexCom CGM Device or Tandem Insulin Delivery Device in connection with a Combined System, whether an end user, a distributor, a payor or a healthcare professional, as applicable.
1.20. “Development Plan” has the meaning set forth in the Development Agreement.
1.21.“DexCom CGM App” means any software (including any software application) of DexCom or its Affiliates designed to gather DexCom CGM Data in connection with a Combined System, which may include software loaded onto a CGM device, cloud infrastructure, and/or Electronic Health Record (EHR) systems, depending on the configuration of such Combined System, as described in more detail in the Development Plan.

Exhibit 10.25
1.22.“DexCom CGM Data” means the continuous glucose monitoring data displayed on the receiver or other display device of a DexCom System (in each case solely to the extent such DexCom System is used as part of a Combined System in accordance with this Agreement or the Development Agreement), as set forth in more detail in Exhibit B.  For clarity, DexCom CGM Data excludes any raw CGM sensor data.
1.23.“DexCom CGM Device” means DexCom’s CGM devices known as DexCom G6® and DexCom G7®, including any Minor Release thereof.
1.24.“DexCom CGM-Enabled Tandem Display Device” means a Tandem Display Device comprising a receiver or other component of the Tandem Insulin Delivery Device configured to identify, Process and/or display DexCom CGM Data from a DexCom CGM Transmitter and control the DexCom CGM Transmitter, as described in more detail in the Development Plan. A DexCom CGM-Enabled Tandem Display Device will be independently developed by Tandem and is not, and will not be, a component of any DexCom System.
1.25.“DexCom CGM Transmitter” means the transmitter component of the DexCom System (which may be a standalone DexCom transmitter that operably couples to the DexCom Sensor or an embedded component of a DexCom Sensor) that is configured to transmit DexCom CGM Data from a DexCom Sensor to any receiver adapted to identify, receive, and display such information, and is also controlled from an authenticated receiver and the DexCom CGM App.
1.26. “DexCom Sensor” means the component of a DexCom System comprising a continuous glucose monitoring electrode sensor, adapted to (i) penetrate the patient’s skin to come into contact with the patient’s interstitial fluid, (ii) measure interstitial fluid glucose level, and (iii) be operably coupled to a DexCom CGM Transmitter to communicate the blood glucose value as measured by such sensor, to a separate receiver.
1.27.“DexCom System” means a CGM system comprised of a DexCom CGM Device and one or more DexCom CGM Apps, as described in more detail in the Development Plan.
1.28.“DexCom Trademarks” means the Trademarks set forth on Exhibit C and such other Trademarks as DexCom may designate in writing to Tandem from time to time.
1.29.“EMA” means the European Medicines Agency or any successor agency thereto.
1.30.“EU” means those countries that are members of the European Union as of the date on which the relevant determination is being made.
1.31.“FDA” means the United States Food and Drug Administration or any successor agency thereto.
1.32.“First Commercial Launch” means, with respect to each Combined System, the first date that such Combined System is (or was) made available for purchase by any Customer in any Agreed Market following Regulatory Approval in such Agreed Market.

Exhibit 10.25
1.33.“Governmental Authority” means any (i) international, regional, national, federal, state, or local government entity, authority, agency, instrumentality, court, tribunal, regulatory commission or other body, either foreign or domestic, whether legislative, judicial, administrative or executive; or (ii) arbitrator to whom a dispute has been presented under government rule or by agreement of the Parties with an interest in such dispute.
1.34.“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, and the regulations thereunder, as they may be amended from time to time.
1.35.“HITECH Act” means the Health Information Technology for Economic and Clinical Health Act, and the regulations thereunder, as they may be amended from time to time.
1.36. “Intellectual Property” means (collectively): any copyright, patent or patent application (including any foreign counterparts of any of the foregoing, as well as all continuations, continuations-in-part, divisionals, reissues, reexaminations, and all renewals and extensions thereof, regardless of whether such rights arise under the laws of the United States or any other state, country or jurisdiction), inventions, trade secrets, methods, know-how, technology, information, data and results (including pharmacological, biological, chemical, biochemical, toxicological, and clinical test data and results), software, algorithms, rights of publicity, authors’ rights, goodwill and all other intellectual property rights as may exist now and/or hereafter come into existence. Intellectual Property shall include Software and Copyrights, but shall exclude all Trademarks.
1.37.“Internal Compliance Policies” means a Party’s internal policies and procedures intended to ensure that a Party complies with Applicable Laws, Party-Specific Regulations, and such Party’s internal ethical, medical and similar standards.
1.38.“Joint Steering Committee” means the Joint Steering Committee formed pursuant to the Development Agreement.
1.39.“Major Release” means a new generation of a product (e.g., in the case of the DexCom System, G7® as compared to G6®) that adds material features and functionality improving overall performance, efficiency and/or usability, and designated by the provider as a replacement for a prior generation, excluding for clarity any Minor Release.
1.40. “Marketing Team” has the meaning set forth in Section 6.1.2.
1.41.“Minor Release” means an intra-generational product release adding functionality in a backwards-compatible manner, or a patch version for such product making backwards-compatible bug fixes.
1.42.“Party-Specific Regulations” means all judgments, decrees, orders or similar decisions issued by any Governmental Authority specific to a Party, and all consent decrees, corporate integrity agreements, or other agreements or undertakings of any kind by a Party with any Governmental Authority, in each case as the same may be in effect from time to time and applicable to a Party’s activities contemplated by this Agreement.

Exhibit 10.25
1.43.“Personal Data” means any information or set of information relating to an identified or identifiable individual Processed by either Party through a Combined System or provided or shared by or on behalf of one Party to the other Party under this Agreement, regardless of the medium in which such information is displayed or contained, which shall include (a) all information that identifies that individual or could reasonably be used to identify such individual, (b) all “personal information,” “personal data,” and/or “protected health information” under applicable Privacy Laws (including, as applicable, HIPAA, CCPA, GDPR, and APPI), and (c) all information to which any applicable Privacy Laws apply and shall, at a minimum, include any information which relates to an identified or identifiable natural person. For the purposes of this Agreement, Personal Data includes DexCom CGM Data, and Tandem Insulin Data and specifically excludes any information that has been de-identified.
1.44.“PMA” means premarket approval.
1.45.“Privacy Laws” means all applicable foreign, federal, state, and local laws and regulations governing the Processing, sharing, safeguarding, security, disclosure or transfer of Personal Data (including electronic transaction sets, medical code sets, provider identifier, employer identifier, and patient identifier), as amended from time to time, including, as applicable, (i) HIPAA and the HITECH Act and all amendments to and further regulations of HIPAA and the HITECH Act, (ii) the EU General Data Protection Regulation 2016/679 (“GDPR”), (iii) California Consumer Privacy Act (“CCPA”), (iv) Japan’s Act on the Protection of Personal Information (“APPI”), and (v) the CAN-SPAM Act, Canada’s Anti-Spam Legislation and other laws or regulations governing telemarketing, including any such laws or regulations prohibiting unsolicited telephone calls to persons or entities listed on “Do Not Call” registries or similar lists or prohibiting unsolicited e-mails, spam or faxes to any person.
1.46.“Processing” (including “Process” and “Processed”) means any operation or set of operations that is performed on Personal Data within an entity that maintains such information, including receipt, use, collection, recording, maintaining, organization, storage, adaptation, modification, retrieval, consultation, retention, alteration, dissemination, transmission, access, transfer, combination, erasure, destruction, deidentification, or pseudonymization. Processing does not include the release, transfer, provision of, access to, or divulging in any other manner of Personal Data outside the Party maintaining such information (and its Affiliates) and not to the other Party or its Affiliates.
1.47. “Product Claims” means assertions relating to the features and/or benefits of the Combined Systems excluding any assertions solely relating to the features and/or benefits of (i) a DexCom CGM Device and/or a DexCom CGM App, or (ii) a Tandem Insulin Delivery Device, a Tandem Display Device and/or a Tandem Diabetes Management App.
1.48. “Promotion Materials” mean all advertising, promotional and communication materials, in whatever form or medium, for marketing, advertising, promotion, labeling and/or education of all or part of the Combined Systems in the Agreed Markets approved by the Parties in accordance with Section 6.2.1. For clarity, “Promotion Materials” only includes such materials for each Party’s discrete System to the extent such System is being promoted in the context of the Combined Systems.

Exhibit 10.25
1.49.“Regulatory Approval” means, with respect to a country, any and all classifications, clearances, approvals, licenses, registrations or authorizations of any Regulatory Authority (including any required approvals for reimbursement) necessary to commercially distribute, sell or market a product in such country, including, as may be applicable, PMA, a premarket notification (510(k)) or a de novo application in the United States or analogous clearance or approval in other jurisdictions, including a CE marking approval in the EU.
1.50.“Regulatory Authority” means the FDA, the EMA or any supranational, national or local agency, authority, department, inspectorate, ministry official, parliament or public or statutory person of any government of any country, including a notified body, having jurisdiction over any of the activities contemplated by this Agreement or the Parties, or any successor bodies thereto.
1.51.“Regulatory Documentation” means all (i) applications, registrations, licenses, authorizations and approvals (including Regulatory Approvals); and (ii) correspondence, reports and other submissions submitted to or received from Regulatory Authorities and all supporting documents with respect thereto, including all adverse event files and complaint files.
1.52.“Representatives” means a Party’s and its Affiliates’ employees, officers, directors, consultants and legal, technical and business advisors.
1.53.“Sales Team” means, with respect to each Party, all of such Party’s employees or agents directly engaged in the promotion and sale of the Combined Systems, including any field-based commercial representatives.
1.54.“Software and Copyrights” means software, code, works of authorship and copyrightable subject matter.
1.55.“System” means (i) with respect to DexCom, the DexCom System as used in the Combined System, and (ii) with respect to Tandem, the Tandem System as used in the Combined System.
1.56. “Tandem Diabetes Management App” means any diabetes management software (including any software application), of Tandem or its Affiliates for use in connection with the Tandem Insulin Delivery Device, and associated data management software, which may include such software loaded onto a Tandem Insulin Delivery Device, mobile device, cloud infrastructure, and/or Electronic Health Record (EHR) systems, depending on the configuration of such Combined System, as described in more detail in the Development Plan.
1.57.“Tandem Display Device” means a device used in connection with, or as a component of the, Tandem Insulin Delivery Device that communicates with and controls (fully or partially) the Tandem Insulin Delivery Device, and which also Processes data related to the Tandem System.
1.58.“Tandem Insulin Data” means any insulin data generated by a Tandem System (solely to the extent such Tandem System is used as part of a Combined System in accordance

Exhibit 10.25
with this Agreement or the Development Agreement) and made available to DexCom through the Tandem Partner CID, as set forth in more detail in Exhibit D. For clarity, Tandem Insulin Data does not include any data not specified in the Tandem Partner CID.
1.59. “Tandem Insulin Delivery Device” means Tandem’s pump products known as t:slim and t:sport, with or without a dedicated controller, including any Minor Release thereof.
1.60.“Tandem Partner CID” means the communication interface description (“CID”) that defines the messaging protocol used to allow the Tandem System to communicate [***] Data to a DexCom CGM App.
1.61.“Tandem System” means a subcutaneous infusion system comprised of a Tandem Insulin Delivery Device, a Tandem Display Device and one or more Tandem Diabetes Management Apps, as described in more detail in the Development Plan.
1.62.“Tandem Trademarks” means the Trademarks set forth on Exhibit E and such other Trademarks as Tandem may designate in writing to DexCom from time to time.
1.63.“Third Party” means any entity or person other than DexCom or Tandem or their respective Affiliates.
1.64.“Trademarks” means all trade names, trademarks, service marks, logos and trade dress, including applications therefor, and all rights therein and thereto, together with all goodwill associated therewith.
1.65.“Transaction Agreements” means, collectively, this Agreement, the Development Agreement and the Quality Agreement.
1.66.Additional Definitions: Any capitalized terms not defined in this Agreement have the meaning as defined in the Development Agreement executed by the Parties on November 20, 2020. The following table identifies the location of definitions set forth in various Sections of this Agreement (or, where applicable, the Development Agreement):

Defined Term	Section Reference
“[***]”	[***]
“Agreement”	Preamble to this Agreement
“[***]”	[***]
“Combined System Infringement Action”	Section 14.4
“Commercial Working Team”	Section 2.3.1
“[***]”	[***]
“Confidential Information”	Section 13.1
“Commercialization Plan”	Section 2.1.1
“Current Development Agreements”	Recitals to this Agreement
“Data Breach”	Section 8.9.2
“Development Agreement”	Recitals to this Agreement

Exhibit 10.25

“DexCom”	Preamble to this Agreement
“DexCom CGM Data IP”	Section 8.3.1
“DexCom Improvements”	Section 8.2
“[***]”	[***]
“DexCom Indemnitees”	Section 14.2
“DexCom Trademark Guidelines”	Section 3.2.1
“Disclosing Party”	Section 13.1
“Effective Date”	Preamble to this Agreement
“[***]”	[Section 15.4]
“G4 Development Agreement”	Recitals to this Agreement
“G5 Development Agreement”	Recitals to this Agreement
“Indemnitee”	Section 14.6
“Indemnitor”	Section 14.6
“Initial Term”	Section 15.1
“Legacy Development Agreements”	Recitals to this Agreement
“Licensed Data”	Section 8.8
“Licensee”	Section 8.8
“Licensor”	Section 8.8
“Losses”	Section 14.1
“Managed Care Reimbursement”	Section 5.2.5
“Marketing Team”	Section 6.1.2
“Notifying Party”	Section 15.2.1
“Original G6 Development Agreement”	Recitals to this Agreement
“Original G6 Development Agreement Activities”	Section 2.1.1
“On-Market t-slim:G6 Implementation”	Recitals to this Agreement
“Party” and “Parties”	Preamble to this Agreement
“Quality Agreement”	Section 9
“Receiving Party”	Section 13.1
“Relevant DexCom Regulatory Meetings”	Section 4.2.4
“Relevant Tandem Regulatory Meetings”	Section 4.1.2
“Scheduled Release”	Section 11.2.1(ii)
“Subcommittee”	Section 2.3.2(viii)
“System Labeling Guidelines”	Section 5.2.4
“Tandem”	Preamble to this Agreement
“Tandem Improvements”	Section 8.1
“[***]”	[***]
“Tandem Indemnitees”	Section 14.1
“Tandem Insulin Data IP”	Section 8.3.2
“Term”	Section 15.1

Exhibit 10.25

“Transparency Laws”	Section 7.4
“Unauthorized Use or Unauthorized Access”	Section 8.9.1
“Unscheduled Release”	Section 11.2.1(ii)

2.COMMERCIALIZATION, COMMERCIAL WORKING TEAM, PARTY RESPONSIBILITIES
2.1.Commercialization Generally.
2.1.1Commercialization Plan. As soon as reasonably practicable following the Effective Date, the Parties will jointly agree on a detailed plan defining each Party’s responsibilities for commercializing the Combined Systems in the Agreed Markets (the “Commercialization Plan”). The Commercialization Plan will include for each Agreed Market each Party’s respective responsibilities for, inter alia: (1) branding and promotion of the Combined Systems, (2) provision of Promotion Materials, as necessary, to enable the other Party’s Sales Team to sell, market and train on the safe and effective utilization of the Combined Systems, and (3) provision of ongoing patient support for its System as used in the Combined Systems. Notwithstanding anything to the contrary in this Agreement, (a), with respect to the On-Market t-slim:G6 Implementation, the Commercialization Plan will (i) account for any existing commercialization activities that are or were agreed upon by the Parties under the Original G6 Development Agreement (the “Original G6 Development Agreement Activities”), and (ii) provide a reasonable time period agreed upon by the Parties for the Parties to implement any changes necessary to such existing commercialization activities and processes related thereto to bring them into conformance with the terms of this Agreement and the terms of the Commercialization Plan applicable to the Combined System Implementations and (b) any conduct of the Original G6 Development Agreement Activities with respect to the On-Market t-slim:G6 Implementation prior to such time period agreed upon by the Parties shall not be deemed a breach of this Agreement.
2.1.2Efforts. The Parties will use Commercially Reasonable Efforts to commercialize the Combined Systems in the Agreed Markets, provided that neither Party shall be obligated to launch its System or any component thereof, or to support the Combined Systems, in countries or jurisdictions other than the Agreed Markets. Each Party will use Commercially Reasonable Efforts to (i) perform its obligations under the Commercialization Plan, (ii) obtain and maintain all Regulatory Approvals with respect to its System necessary to commercialize the Combined Systems in each Agreed Market, and (iii) maintain commercial scale manufacturing with respect to its System sufficient to support its obligations under the Commercialization Plan.
2.1.3Costs. Unless otherwise mutually agreed to by the Parties in the Commercialization Plan, [***].
2.1.4Commercialization of the On-Market t-slim:G6 Implementation. Section 4 (Commercialization) of the Original G6 Development Agreement is hereby deleted in its

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entirety, and the Parties agree that this Agreement shall govern the Parties respective rights, obligations and liabilities with respect to the commercialization of the On-Market t-slim:G6 Implementation.
2.2Alliance Managers. Each Party shall appoint an Alliance Manager as set forth in the Development Agreement. Responsibilities of the Alliance Managers beyond those set forth herein are set forth in the Development Agreement and may be included in other Transaction Agreements.
2.3Commercial Working Team.
2.3.1.The Parties shall establish a management team for the implementation of the Commercialization Plan that shall be comprised of three (3) members for each Party (“Commercial Working Team”) (who shall be Representatives of the appointing Party and at least one of which shall be a member of the Joint Steering Committee). Each Party may replace its Commercial Working Team members at any time by notice to the other Party.
2.3.2.In accordance with the provisions and objectives of this Agreement and the Commercialization Plan, the Commercial Working Team shall:
i.review and approve the Commercialization Plan;
ii.oversee, coordinate and manage the Parties’ activities under, and implementation of, the Commercialization Plan;
iii.ensure communication between the Parties concerning the implementation, status and results of the Commercialization Plan;
iv.exercise decision-making authority over all Commercialization Plan activities in accordance with the Section 2.3 and make all such decisions and take all such other actions as are delegated to it in this Agreement, including, but not limited to, allocation of Commercialization Costs;
v.review, discuss and make proposals to the Joint Steering Committee regarding changes to Agreed Markets under a Commercialization Plan;
vi.oversee the format for providing forecasts under Section 5.2.2, and receive such forecasts;
vii.coordinate continuous improvement and technology upgrades for the Combined Systems with the Development Working Team (as defined in the Development Agreement);
viii.establish such additional joint subcommittees as it deems necessary to achieve the objectives and intent of this Agreement (each a “Subcommittee”); and

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ix.oversee and perform such other functions as are appropriate to further the purposes of this Agreement as mutually determined by the Parties.
2.3.3.The Commercial Working Team shall meet as needed but not less often than [***], except as may otherwise be agreed in writing by the Parties. Commercial Working Team meetings shall be held at times and places or in such form, such as by telephone or video conference, as the Commercial Working Team determines, except that in-person meetings of the Commercial Working Team will alternate between the Parties’ offices, unless otherwise agreed in writing by the Parties. Subject to Section 2.3.4, any Commercial Working Team member may designate by notice to the other members (which may be provided by e-mail) a qualified Representative of such Party to attend and perform the functions of that Commercial Working Team member at any Commercial Working Team meeting that such member cannot attend.
2.3.4.The Commercial Working Team shall appoint one (1) of the Commercial Working Team members to act as the initial Commercial Working Team chairperson during such period as the Commercial Working Team shall designate. At the end of each such designated period during the Term, the Parties shall alternate in appointing the chairperson for the next such defined period. Where the Commercial Working Team chairperson cannot attend a Commercial Working Team meeting, the other member having been previously designated by the same Party shall serve as the temporary Commercial Working Team chairperson for such meeting, unless neither of such Party’s designated Commercial Working Team members can attend, in which case a qualified substitute designated by the Commercial Working Team chairperson for such purpose shall serve as the temporary Commercial Working Team chairperson for such meeting.
2.3.5.The Commercial Working Team chairperson shall be responsible for:
i.calling and presiding over each Commercial Working Team meeting during his or her tenure as chairperson;
ii.preparing and circulating the agenda for each such meeting; and
iii.preparing draft minutes of each such meeting and providing a copy of the draft minutes to each Commercial Working Team member within [***] after each such meeting for approval, which shall be deemed to have been given unless the Commercial Working Team member objects within [***] after receipt of the draft minutes.
2.3.6.Each Party shall collectively have one (1) vote in any matter requiring the Commercial Working Team’s (or any Subcommittee’s) action or approval. All decisions of the Commercial Working Team and each Subcommittee shall be unanimous, and no vote may be taken unless at least one Representative of each Party (or properly designated substitute) is present. The Commercial Working Team and each Subcommittee shall make all decisions and take other actions in good faith and with due care, after consideration of the information that is reasonably available to it, with the intention that the resulting decision or action shall maintain or increase the likelihood that the Parties will achieve the purposes and goals of the Commercialization Plan.

Exhibit 10.25
2.3.7.If a Subcommittee cannot reach a unanimous decision on a matter at a regularly scheduled Subcommittee meeting, the Subcommittee shall refer such matter to the Commercial Working Team for resolution. If the Commercial Working Team cannot reach a unanimous decision on any matter at a regularly scheduled Commercial Working Team meeting or within [***] thereafter, then either Party may, by notice to the other Party, have such matter referred to the Joint Steering Committee for resolution by good faith discussions for a period of at least [***]. In the event that the Joint Steering Committee is unable to reach agreement with respect to such matter within such [***], then the following shall apply:
i.DexCom shall have the final decision-making authority with respect to (A) countries in which to commercialize the DexCom System as part of the Combined Systems, provided that, DexCom shall not exercise its final decision-making authority to cease commercialization of the DexCom System as part of the On-Market t-slim:G6 Implementation in any country in which it is already being commercialized prior to the Effective Date unless doing so is consistent with DexCom using Commercially Reasonable Efforts to commercialize such Combined System in such country (which, for clarity, includes implementation of life cycle management consistent with the terms of Section 11), (B) any Regulatory Documentation and Regulatory Approvals for the DexCom System, (C) DexCom’s day-to-day implementation of its responsibilities under the Commercialization Plan; and (D) those portions of the Promotional Materials specifically relating to the DexCom System; and
ii.Tandem shall have the final decision-making authority with respect to (A) countries in which to commercialize the Tandem System as part of the Combined Systems, provided that, Tandem shall not exercise its final decision-making authority to cease commercialization of the Tandem System as part of the On-Market t-slim:G6 Implementation in any country in which it is already being commercialized prior to the Effective Date unless doing so is consistent with Tandem using Commercially Reasonable Efforts to commercialize such Combined System in such country (which, for clarity, includes implementation of life cycle management consistent with the terms of Section 11), (B) any Regulatory Documentation and Regulatory Approvals for the Tandem Insulin Delivery Device; (C) Tandem’s day-to-day implementation of its responsibilities under the Commercialization Plan; and (D) those portions of the Promotional Materials specifically relating to the Tandem System;
provided further, that neither Party may exercise its final decision-making authority in a manner that (A) goes beyond the CWT or JSC’s authority, as limited by Section 2.5, (B) would unilaterally impose any additional or different material obligation on the other Party (including for the other Party to incur or share any additional cost), (C) would cause a Party to assume additional regulatory responsibilities, including reporting requirements or (D) would require changes to quality management practices.
2.3.8.The Commercial Working Team shall keep each Party fully informed of the status of the Parties’ activities under the Commercialization Plan. For avoidance of doubt, the Parties are under no obligation to disclose information relating to any other commercial efforts not related to the Commercial Plan.

Exhibit 10.25
2.3.9.Each Party shall [***] of its respective Commercial Working Team members and their designated substitutes related to their participation on the Commercial Working Team and attendance at Commercial Working Team meetings.
2.4.Responsibilities. Subject to the terms and conditions of this Agreement, the Commercialization Plan and Development Agreement, or unless otherwise determined by the Commercial Working Team, each Party shall (i) [***] for the design, development, verification and validation, Regulatory Approvals, customer training, marketing, distribution, Managed Care Reimbursement, and on-going post First Commercial Launch support of its System or any component thereof, and (ii) use good faith efforts to support the other Party’s Customer acquisition, on-boarding, and ordering of such other Party’s System.
2.5.Governance Limitations. Each of the Joint Steering Committee and the Commercial Working Team has only the powers specifically delegated to it by this Agreement (or with respect to the Joint Steering Committee, the Development Agreement) and has no authority to act on behalf of any Party in connection with any Third Party. Without limiting the foregoing, and notwithstanding anything in this Agreement to the contrary, neither the Joint Steering Committee nor the Commercial Working Team has any authority to, and shall not purport to or attempt to:
i.amend this Agreement or any other Transaction Agreement;
ii.approve or take any action that would breach or conflict with any provision of this Agreement or of any other Transaction Agreement;
iii.negotiate agreements on behalf of any Party;
iv.make representations or warranties on behalf of any Party;
v.determine compliance or non-compliance with any provision of this Agreement or of any other Transaction Agreement; provided, that the Joint Steering Committee shall have the right to discuss any such non-compliance;
vi.waive any rights of any Party;
vii.extend credit on behalf of any Party; or
viii.take or grant licenses of, transfer ownership or otherwise encumber Intellectual Property on behalf of any Party.
3.INTELLECTUAL PROPERTY OWNERSHIP AND LICENSES
3.1.Intellectual Property Ownership. The Parties intend that all development activities related to the Combined System, including any Clinical Study or any continued technology upgrades to the Combined System will be conducted under the applicable Current Development Agreement and subject to the terms and conditions set forth therein. For clarity, the ownership and rights of each Party with respect to Intellectual Property arising from the

Exhibit 10.25
development of the Combined System or any component thereof, including development work resulting from any Clinical Study or any continued technology upgrades to the Combined System, will be governed by the applicable Current Development Agreement.
3.2.DexCom Granted Licenses.
3.2.1.DexCom Trademarks. Subject to terms, conditions, restrictions and approval rights set forth in this Agreement (as and to the extent applicable), DexCom hereby grants to Tandem a [***] license to use the DexCom Trademarks solely to perform Tandem’s obligations under the Commercialization Plan and to otherwise exercise its rights hereunder. Any such use of the DexCom Trademarks by Tandem will be in material accordance with DexCom’s trademark usage guidelines, which may be updated from time to time by DexCom, in DexCom’s reasonable discretion, upon at least [***] prior written notice to Tandem (provided that Tandem shall not be required to conform to such updated guidelines during the [***] period immediately following the provision of such guidelines to Tandem) (for clarity, Tandem shall be required to conform to either the guidelines as they existed immediately prior to or following such update), a current copy of which Tandem acknowledges and agrees has been delivered to, and received by, Tandem, except as the Parties may otherwise agree in writing (“DexCom Trademark Guidelines”). Notwithstanding the foregoing, unless otherwise agreed in writing by DexCom, Tandem’s use of the DexCom Trademarks shall be limited [***]. All goodwill arising from Tandem’s use of the DexCom Trademarks pursuant to the license grant in this Section 3.2.1 shall inure to DexCom.
3.2.2.DexCom Copyrights. Subject to the terms, conditions, restrictions and approval rights set forth in this Agreement (as and to the extent applicable), DexCom hereby grants to Tandem under DexCom’s copyright interests in the Promotion Materials a [***] license for the Term to use, reproduce, display and distribute the Promotion Materials (including translations thereof) solely to perform its obligations under the Commercialization Plan and to otherwise exercise its rights hereunder.
3.3.Tandem Granted Licenses.
3.3.1.Tandem Trademarks. Subject to terms, conditions, restrictions and approval rights set forth in this Agreement (as and to the extent applicable), Tandem hereby grants to DexCom a [***] license to use the Tandem Trademarks solely to perform DexCom’s obligations under the Commercialization Plan and to otherwise exercise its rights hereunder. Any such use of the Tandem Trademarks by DexCom will be in material accordance with Tandem’s trademark usage guidelines, which may be updated from time to time by Tandem, in Tandem’s reasonable discretion, upon at least [***] prior written notice to DexCom (provided that DexCom shall not be required to conform to such updated guidelines during the [***] period immediately following the provision of such guidelines to DexCom) (for clarity, DexCom shall be required to conform to either the guidelines as they existed immediately prior to or following such update), a current copy of which DexCom acknowledges and agrees has been delivered to, and received by, DexCom, except as the Parties may otherwise agree in writing. Notwithstanding the foregoing, unless otherwise agreed in writing by Tandem, DexCom’s use of the Tandem Trademarks shall be

Exhibit 10.25
limited [***]. All goodwill arising from DexCom’s use of the Tandem Trademarks pursuant to the license grant in this Section 3.3.1 shall inure to Tandem.
3.3.2.Tandem Copyrights. Subject to the terms, conditions, restrictions and approval rights set forth in this Agreement (as and to the extent applicable), Tandem hereby grants to DexCom under Tandem’s copyright interests in the Promotion Materials a [***] license for the Term to use, reproduce, display and distribute the Promotion Materials (including translations thereof) solely to perform its obligations under the Commercialization Plan and to otherwise exercise its rights hereunder.
4.Sublicenses. Any sublicense of the rights licensed under Sections 3.2 and 3.3 shall be subject to the following requirements: (i) each Third Party sublicensee must agree in writing to be bound by terms and restrictions, including as to the protection of Confidential Information, at least as protective of DexCom and Tandem (as applicable) and its Intellectual Property rights as those contained in this Agreement, and (ii) any such license rights may only be sublicensed for the purposes of and subject to any restrictions contained in this Agreement.
4.REGULATORY MATTERS
4.1.Tandem’s Testing and Regulatory Responsibilities.
4.1.1.Tandem will be responsible for performing and leading all regulatory testing and related tasks, including all Clinical Studies and all regulatory filings, for Combined Systems, including, as applicable the Tandem Diabetes Management Apps, but excluding DexCom CGM Apps, including all necessary related translations and all Clinical Studies required for all Regulatory Approvals.
4.1.2.To the extent permitted by Applicable Laws and by the applicable Regulatory Authority, Tandem will, in the exercise of its commercially reasonable, good faith judgement and in a timely manner (and in any event with at least [***] [***] except where not reasonably feasible), [***] [***] with relevant Regulatory Authorities as necessary to support Regulatory Approval of the Combined Systems that are specific to [***] (“Relevant Tandem Regulatory Meetings”). At the request of Tandem, DexCom shall [***]. Where reasonably feasible with the Regulatory Authority, Tandem shall [***] reasonably in advance of such Relevant Tandem Regulatory Meeting. Tandem shall endeavor to [***]. Furthermore, in any meeting or teleconference with Regulatory Authorities (or portion thereof) that [***], Tandem shall (i) [***], and (ii) promptly (and in any event within [***]) following the Relevant Tandem Regulatory Meeting, (a) [***] and (b) [***], to the extent pertaining to [***]. As soon as practicable following [***], the Parties shall [***].
4.2.2DexCom’s Testing and Regulatory Responsibilities.
4.2.1DexCom will be responsible for performing and leading all regulatory testing and related tasks for the DexCom CGM Devices, and the DexCom CGM App, including all necessary related translations, and for the avoidance of doubt, the DexCom System.

Exhibit 10.25
4.2.2 DexCom will designate personnel to provide reasonable support for Tandem in testing of the Combined Systems as related to performance of the DexCom CGM Devices and the DexCom CGM App.
4.2.3Without limiting Section 4.1.2, upon Tandem’s request, DexCom will participate in joint meetings with Tandem with relevant Regulatory Authorities as reasonably necessary to support Regulatory Approval of Combined Systems, including, as applicable the Tandem Diabetes Management Apps, but excluding DexCom CGM Apps.
4.2.4To the extent permitted by Applicable Laws and by the applicable Regulatory Authority, DexCom will, in the exercise of its commercially reasonable, good faith judgement and in a timely manner (and in any event with at least [***] prior notice to Tandem except where not reasonably feasible), [***] any and all meetings and teleconferences with DexCom with relevant Regulatory Authorities as necessary to support Regulatory Approval of the Combined Systems that are specific to [***] (“Relevant DexCom Regulatory Meetings”). At the request of DexCom, Tandem shall [***]. Where reasonably feasible with the Regulatory Authority, DexCom shall [***] reasonably in advance of such Relevant DexCom Regulatory Meeting. DexCom shall endeavor to [***]. Furthermore, in any meeting or teleconference with Regulatory Authorities (or portion thereof) that [***], DexCom shall (i) [***], and (ii) promptly (and in any event within [***]) following the Relevant DexCom Regulatory Meeting, (a) [***] and (b) [***], to the extent pertaining to [***]. As soon as practicable following [***], the Parties shall [***].
4.3Right to Reference. Each Party hereby has the right to cross reference, refer to, rely on, file, incorporate by reference, or otherwise use any regulatory submission or drug master file Controlled by the other Party or its Affiliates (and any data contained therein) for the Combined Systems or any component thereof, made in any country in the Agreed Markets (including all Regulatory Approvals); provided, that (i) Tandem’s right to cross-reference, refer to, rely on, file, incorporate by reference or otherwise use shall be limited to doing so in order to support regulatory submissions that Tandem makes under this Agreement or any other Transaction Agreement for the Combined Systems in the Agreed Markets and to enable Tandem to fulfill its obligations, or exercise its rights, under this Agreement or any other Transaction Agreement to develop and/or to commercialize the Combined Systems in the Agreed Markets, including doing so in order to conduct, support or sponsor Clinical Studies utilizing such DexCom CGM-Enabled Tandem Display Device, and (ii) DexCom’s right to cross-reference, refer to, rely on, file, incorporate by reference or otherwise use shall be limited to doing so in order to support regulatory submissions that DexCom makes under this Agreement or any other Transaction Agreement for the DexCom System for use with the Combined Systems in the Agreed Markets. Each Party hereby agrees to promptly provide or have provided to the applicable Regulatory Authorities and/or the other Party or its designee a letter of consent to permit such referencing. In any case in which the Regulatory Authority for the applicable jurisdiction requires a Party to have copies of such filings in order to exercise its rights or perform its obligations hereunder, the other Party shall provide such copies to such requesting Party (provided that the requesting Party shall be responsible for any translation costs in connection therewith).

Exhibit 10.25
4.4Regulatory Obligations and Expenses. In connection with obtaining or maintaining Regulatory Approvals, interacting with Regulatory Authorities, filing or maintaining Regulatory Documentation, or maintaining regulatory records (in each case in relation to its System or the Combined Systems), unless required to comply with Applicable Laws, in no instance shall either Party take any action or omit to take any action that, directly or indirectly, would be reasonably likely to result in the other Party incurring (i) additional responsibilities to Regulatory Authorities or otherwise under Applicable Laws that are not listed or described in the Development Plan or Commercialization Plan, or (ii) additional internal or out-of-pocket expenses (including expenses related to additional reporting obligations) that are not listed or described in the Development Plan or Commercialization Plan, in each case without prior written consent of such other Party; provided, that the foregoing shall not limit either Party’s right to make any Minor Release or Major Release of its System or component thereof.
5.MANUFACTURING AND DISTRIBUTION
5.2.1Manufacturing. Each Party shall be solely responsible, at its own cost, for manufacturing its System, or components thereof, in connection with commercialization of the Combined Systems. Each Party shall manufacture its System for use in the Combined Systems in accordance with any specifications for the Combined Systems agreed upon in writing, all Applicable Laws (including cGMP) and the Quality Agreement.
5.2.2Distribution.
5.2.1General. Subject to the terms and conditions herein and the Commercialization Plan, each Party shall be responsible for the pricing, sale and distribution of its System or components thereof to Customers in the Agreed Markets in connection with commercialization of the Combined Systems. In particular, Customers will order the DexCom System or any component thereof directly from DexCom, through DexCom’s established distribution channels, and Customers will order the Tandem System or any component thereof directly from Tandem, through Tandem’s established distribution channels. To the extent contemplated by the Commercial Plan, DexCom and Tandem agree to collaborate reasonably on ways to optimize distribution [***]. For clarity, unless otherwise agreed to in a Commercialization Plan, neither Party will be obligated to identify and establish new distribution channels for its System in any Agreed Market.
5.2.2Combined Systems Forecasts. At least [***] prior to the First Commercial Launch of the Combined System Implementations, Tandem shall deliver to DexCom a non-binding [***] forecast of shipments of such implementation of the Combined System Implementations for the [***] period following such projected First Commercial Launch, which forecast shall be updated [***] on a rolling basis for the following [***] period until such First Commercial Launch and provided to DexCom within [***] of the end of [***]. After such First Commercial Launch, Tandem shall provide DexCom on a rolling basis, within [***] of the end of [***], with non-binding [***] forecasts of shipments of the Combined System Implementations for the following [***] period. For clarity, Tandem shall continue to provide [***] forecasts of shipments for the On-Market t-slim:G6 Implementation, within [***] of the end of each [***] and using the same [***] outlook, as is being used as of the Effective Date. All forecasts provided

Exhibit 10.25
under this Section 5.2.2 shall be separately provided for the DexCom G6® CGM Device and the DexCom G7® CGM Device, and shall be non-binding on Tandem, and shall be in a format, subject to approval by the Commercial Working Team, that is sufficiently detailed to allow DexCom to adjust the manufacturing requirements of its System as appropriate (e.g., manufacturing ramp up or ramp down). Any change to the timing of such forecasts shall be (i) subject to approval by the Commercial Working Team and (ii) permitted only following the date that is [***] following the First Commercial Launch of a Combined System Implementation.
5.2.3Ordering Process. As part of the Commercialization Plan, Tandem and DexCom agree to establish a process whereby each Party will deliver its System or components thereof to Customers [***]. For clarity, with respect to the On-Market t-slim:G6 Implementation, the Commercialization Plan will reflect the existing process for delivering the DexCom G6® CGM Device and related customer services practices that are in effect prior to the Effective Date. Each Party shall promptly notify the other Party of any anticipated supply shortage or supply delay with respect to its System or components thereof that is reasonably likely to impact its ability to timely deliver its System or components to Customers. Upon receipt of any such notification, the Parties will discuss in good faith how to mitigate and remediate such supply shortage or supply delay.
5.2.4Labeling and Packaging. Subject to all Applicable Laws and conditions of Regulatory Approval, each Party will be solely responsible for packing its System for distribution to Customers in accordance with its normal shipping practices. Except as may be set forth in the Commercialization Plan, each Party shall be solely responsible for determining the labeling and packaging of its System, provided that to the extent any labeling (including any user guides) relates to the other Party’s System (or any components thereof), such labeling shall (a) be in accordance with labeling language provided by the other Party (“System Labeling Guidelines”) or (b) if not in accordance with the other Party’s System Labeling Guidelines, be subject to the review and written approval of the other Party, which approval will not be unreasonably withheld, conditioned or delayed.
5.2.5[***]. Each Party will be solely responsible for [***] provided that, upon request each Party shall reasonably support the other Party with respect to the other Party’s [***] efforts. Each Party agrees that it [***.]
5.3Reimbursements. Neither Party shall [***]. In addition, the responsible employees and authorized consultants or agents of either Party [***].
6.MARKETING
6.1.Marketing Plan. The Parties agree to collaborate reasonably and in good faith to support the commercial launch and marketing of the Combined Systems in the Agreed Markets. In connection therewith, the Parties will include details in the Commercialization Plan setting forth each Party’s responsibilities in connection with launching and promoting the Combined Systems in the Agreed Markets, including details for the Parties to collaborate on [***]. The Commercialization Plan will also set forth the Parties’ joint promotion efforts to be undertaken

Exhibit 10.25
with respect to the Combined Systems in the Agreed Markets, which joint efforts may include but are not limited to:
i.[***];
ii.[***];
iii.[***];
iv.[***];
v.[***];
vi.[***];
vii.public communications and press releases regarding the Combined Systems (e.g. “approved uses”), communications for investor relations, conferences, etc.;
viii.joint presentations at trade shows; and
ix.other aspects as jointly determined to be of benefit by the Parties.
6.1.2.Marketing Team. Each Party will designate a marketing team consisting of at least two (2) Representatives (“Marketing Team”) as a subcommittee of the Commercial Working Team to coordinate activities under the Commercialization Plan, which Marketing Team shall meet at least [***] for the first [***] after First Commercial Launch of any Combined System Implementation, and at least annually thereafter.
6.2.Promotion Materials.
6.2.1.Approval. The Parties shall prepare the Promotion Materials in accordance with the Commercialization Plan with oversight by the Commercial Working Team. All Promotion Materials of a Party (solely to the extent such materials of a Party relate to the other Party’s discrete System) will be subject to review and approval of the Commercial Working Team or its delegates and pursuant to each Party’s internal policies and procedures. Each Party shall and shall cause its Representatives to (i) use, reproduce, display and distribute only Promotion Materials reviewed and approved as set forth in this Agreement (as may be translated for an Agreed Market, provided that neither Party may translate the other Party’s Trademarks); and (ii) not modify, alter, amend, adjust or mask any portion of such Promotion Materials in any way (except to the extent required to comply with Applicable Laws, including requirements of any Regulatory Authority). Each Party will promptly notify the other Party and take all reasonably necessary corrective action in the event such Party learns that any such modification, alteration, amendment, adjustment or masking, or any such use or distribution of unapproved marketing materials has taken place by it or its Representatives. Promotion Materials will not contain Product Claims unless such claims (a) have been approved by the Commercial Working Team, (b) [***], and (c) [***].

Exhibit 10.25
6.2.2.Other Materials. Except as provided in Section 6.2.1 with respect to Promotion Materials, prior to a Party’s usage of the other Party’s Trademarks in connection with the marketing of its System, the Party that has created such materials shall submit them to the other Party for review and written approval, which may be given or withheld in the other Party’s sole discretion. Each Party shall conduct its review of any materials submitted to it pursuant to this Section 6.2.2 within [***] of receipt. If such approval is given, the Party that has created such materials may use them solely in the manner that has been approved, until such time as it receives a written notice from the other Party stating that such use must stop or be modified.
6.3.Branding. Tandem agrees to [***], in each case (i) through (iii), in accordance with the DexCom Trademark Guidelines and subject to Section 6.2. DexCom agrees to [***], in each case (x)-(z), in accordance with the Tandem Trademark Guidelines and subject to Section 6.2.
6.4.Training. The Parties shall, in accordance with the Commercialization Plan, collaborate reasonably and in good faith to continually update and provide Promotion Materials for training the Parties’ respective Sales Teams with respect to promoting the Combined System Implementations in the Agreed Markets in compliance with Applicable Laws. In connection therewith, each Party agrees to reasonably make its relevant Sales Team available for training from time to time.
6.5.Third Party Products.
i.Tandem shall not accept any consideration from any Third Party to [***], provided that such restriction shall not prevent Tandem from facilitating such replacement if made (a) in connection with a general advertisement not specifically targeting such replacement or (b) upon the request of a patient or such patient’s health care professional.
ii.DexCom shall not accept any consideration from any Third Party to [***], provided that such restriction shall not prevent DexCom from facilitating such replacement if made (a) in connection with a general advertisement not specifically targeting such replacement or (b) upon the request of a patient or such patient’s health care professional.
iii.Notwithstanding the foregoing, both Parties may engage in development and commercialization activities, including research and development activities, marketing and educational activities, with Third Parties for which they may receive a monetary or other consideration, as long as such activities are general in nature and not specifically targeting at the replacement of either Party’s device with that of a Third Party.
7.COMPLIANCE WITH LAWS
7.1.General. Each of DexCom and Tandem shall perform, and shall procure that their respective Affiliates and its and their Representatives perform, their obligations and other activities under this Agreement in accordance with Applicable Laws and the provisions of this Agreement.

Exhibit 10.25
7.2.Compliance with Party-Specific Regulations. Each Party agrees to cooperate with the other Party as may reasonably be required to ensure that such other Party is able to fully meet its obligations with respect to the Party-Specific Regulations applicable to it. Neither Party shall be obligated to pursue any course of conduct that would result in such Party being in breach of any Party-Specific Regulation applicable to it, and shall give the other Party prompt written notice of any such actual or potential conflict. All Party-Specific Regulations are binding only in accordance with their terms and only upon the Party to which they relate.
7.3.Compliance with Internal Compliance Policies. All Internal Compliance Policies shall apply only to the Party to which they relate. Each Party agrees to cooperate reasonably with the other Party to ensure that such other Party is able to comply with the substance of its respective Internal Compliance Policies and, to the extent practicable, to operate in a manner consist with its usual Compliance-related processes.
7.4.Transparency Reporting. Each Party will comply with Applicable Laws relating to the tracking and reporting of payments and transfers of value provided to health care professionals, health care organizations, and other relevant individuals and entities, including the Physician Payments Sunshine Act (Section 6002 of the Patient Protection and Affordable Care Act) (collectively, “Transparency Laws”). Each Party agrees to cooperate with the other in good faith to provide to the other Party with all information necessary for such Party to comply with any Transparency Laws.
7.5.Privacy Laws. Each Party agrees to collect, Process and transfer cross borders Personal Data in its System in compliance with Privacy Laws. Without limiting the generality of the foregoing, each Party agrees to: (i) obtain and store all authorizations and/or lawful bases necessary to Process and share Personal Data (identified and de-identified) in connection with the Combined System, (ii) timely enter into legally required agreements with Third Parties regarding the processing of Personal Data (e.g., “Business Associate” agreements as defined by HIPAA and processor agreements as defined by GDPR); (iii) implement and maintain appropriate organizational and technical security measures to protect Personal Data; (iv) only transfer Personal Data from any jurisdiction to any other jurisdiction (the European Economic Area constituting a single jurisdiction for this purpose) pursuant to an appropriate data transfer agreement or other mechanism appropriate to comply with Applicable Laws; (v) provide end-users with a mechanism to withdraw their consent for or otherwise object to/opt-out of processing for Personal Data that it controls or possesses as required by Applicable Laws.
8.COLLECTION, PROCESSING, STORAGE AND SHARING OF DATA.
8.1.Tandem [***]. Subject to the restrictions set forth in this Section 8.1 and Section 8.3, Tandem will have the right to [***] for any and all lawful purposes, including in and for [***] and/or for the purposes of [***]. Tandem may not [***] (1) in connection with [***], provided, however, that the foregoing shall not [***]; (2) to [***]; (3) to [***]; or (4) to [***]. To the extent [***]; (b) [***]; and (c) to the extent Tandem [***]; and (d) Tandem shall [***]. Notwithstanding the foregoing and subject to the provisions of Section 8.8, [***] except [***].

Exhibit 10.25
8.2.DexCom [***]. Subject to the restrictions set forth in this Section 8.2 and Section 8.3, DexCom will have the [***] for any and all lawful purposes, [***]. DexCom may not [***] (1) in connection with [***]; (2) to [***]; (3) to [***]; and (4) to [***]. To the extent [***], (a) [***]; and (b) [***], and (c) to the extent DexCom [***]; and (d) DexCom shall [***]. Notwithstanding the foregoing and subject to the provisions of Section 8.8, [***] (i) [***]; (iii) to [***]; (iv) to [***]; (v) to [***]; or (vi) as [***].
8.3.Data [***]. DexCom (or its Affiliates, as applicable) [***] and Tandem (or its Affiliates, as applicable) [***].
8.3.1.Tandem hereby acknowledges that, [***], [***]. [***]. Tandem acknowledges and agrees that [***].
8.3.2.DexCom hereby acknowledges that, [***]. [***]. DexCom acknowledges and agrees that [***].
8.3.3.With respect to Personal Data (as defined in the GDPR) collected from a Party’s Customers located in the European Economic Area, [***]. Under no circumstances will the Parties [***].
8.4.Delivery of Data. The Parties shall use Commercially Reasonable Efforts to cooperate and collaborate [***], as applicable.
8.5.Data Reconciliation. The Parties shall use Commercially Reasonable Efforts to cooperate and collaborate to [***].
8.6.Customer Consents. The Parties shall use Commercially Reasonable Efforts to cooperate and collaborate to [***], as applicable, from its [***] and for complying with subsequent [***].
8.7.Data [***].
8.7.1.Each Party may share or transfer, or allow the sharing or transfer of, [***] data (i.e., the [***] or the [***], as applicable), solely in the following circumstances: (i) [***], (ii) [***], in each case (a) solely [***], and (b) [***], and (iii) [***]. In addition, for purposes of clarity, current patient-directed sharing of data from the Tandem System or the DexCom System with [***], and research institutions may continue, provided that [***]. The data sharing restrictions in this Section 8.7.1 shall apply with respect to all of the Combined Systems, provided that, [***], and provided that (in each of the foregoing cases) [***], Tandem shall [***].
8.7.2.Except as set forth in Sections 8.1, 8.2 and 8.7.1, neither Party may share or transfer [***] (i.e., the [***] or the [***] (i.e., [***] prior written consent, not to be unreasonably withheld, it being understood that to the extent a Party wishes to [***](other than as set forth in Section 8.7.1), such Party shall (i) [***] and (ii) [***].
8.7.3.Each Party shall use good faith efforts to [***] with respect to the sharing or transferring of data (i.e., the [***] or the [***], as applicable) from [***].

Exhibit 10.25
8.8.No Re-identification. Each Licensee shall not re-identify any person reflected in [***], including without limitation: (a) re-identifying, or attempting to re-identify, or allowing to be re-identified any patient or individual who is the subject of Protected Health Information (as defined by HIPAA) within such [***]; (b) re-identifying, or attempting to re-identify, or allowing to be re-identified any relative, family or household member of any patient or individual reflected in such [***]; or (c) linking any of the facial or direct identifiers set forth in 45 C.F.R. 164.514 to any other information. In addition, each [***] that directly or indirectly involves developing a plan to or actually attempting to reidentify an individual. Each [***]. For the purposes of this Section 8.8, the remainder of Section 8, and Section 12.2, “Licensee” means (i) with respect to [***], and (ii) with respect to [***]; “Licensor” means (i) with respect to [***], and (ii) with respect to [***]; “Licensed Data” means (i) where [***], and (ii) where [***].
8.9.Security Requirements.
8.9.1Each Licensee shall use Commercially Reasonable Efforts to employ procedures and processes as appropriate to [***] and to [***]. Licensee shall promptly notify Licensor of any actual Unauthorized Use or Unauthorized Access identified by the Licensee. As used herein, “Unauthorized Use or Unauthorized Access” means any use or access that results from [***] which shall mean [***] or [***].
8.9.2Each Licensee shall implement and maintain administrative, physical, and technical safeguards to ensure protection of the security, confidentiality, and integrity of any data (including Personal Data) collected through, or generated by, its System or any component thereof (or the other Party’s System or any component thereof). Licensee’s security measures shall be designed to [***] from and against [***] (a “Data Breach”);
8.9.3Each Licensee shall maintain written risk management and security policies that cover data center operations and desktop computer use related to the [***];
8.9.4Each Licensee shall [***] on any [***] that are in its direct control or that it manages on behalf of its employees, consultants or agents; Each Party’s product software to be utilized on patient mobile devices will require [***] on [***] by the Licensee software on the mobile device.
8.9.5Each Licensee shall conduct or have conducted on its behalf by a Third Party, [***], an evaluation of its processes and systems to [***] with respect to the confidentiality, integrity, and security of the Licensed Data. Upon request, Licensee will provide to Licensor a copy of the most recent evaluation and [***];
8.9.6Each Licensee shall transmit Licensed Data on patient mobile devices via [***]. Licensee will use protections such as [***] when transmitting Licensed Data via the internet or encryption or other secure means; Patient directed data transmission (including download) is excluded as patient will direct the means of such export.

Exhibit 10.25
8.9.7The Parties agree to execute and undertake such compliance mechanisms as may be required by Applicable Laws in order for a party to transfer or receive Personal Data from countries outside the United States, including, but not limited to, the European Economic Area, the United Kingdom and Switzerland;
8.9.8In addition to the expressly permitted data sharing provisions in this Agreement, each Party shall make [***] available only to [***] who have a need to access the Licensed Data and Personal Data in order to perform the Party’s obligations or exercise its rights under the Agreement; and
8.9.9Each Licensee shall maintain security incident management policies and procedures and shall promptly notify Licensor [***] of any [***] in accordance with Section 8.11 below.
8.10Audit. During the Term and for [***] thereafter, Licensee agrees to permit an independent Third Party auditor designated by Licensor (provided, that such Third Party auditor is reasonably acceptable to Licensee and has entered into a confidentiality agreement directly with Licensee containing obligations of confidentiality and non-use at least as restrictive as those contained herein), upon reasonable advance notice, during regular business hours and [***], to inspect and examine Licensee’s [***] as reasonably necessary for Licensor to verify Licensee’s compliance with Sections 7.5, 8, and 12.2; provided, that, such Third Party auditor shall not [***] and shall only be permitted to [***] of the [***] and a [***] of any [***].
8.11Data Breaches. In the event of a Data Breach of Personal Data, the affected Party will [***] of any Data Breach or use or disclosure of Personal Data. The affected Party shall promptly notify the other Party ([***]) upon discovery of any suspected Data Breach. The affected Party will promptly work to [***] as required by Applicable Laws, and respond to [***] inquiries. The affected Party shall be solely responsible for (i) notifying appropriate Governmental Authorities, affected individuals and any other entity required by Applicable Laws of any Data Breach experienced by it, and (ii) [***]. If a Data Breach affects both Parties, the Parties agree to [***]. In the event of a dispute or claim brought by an individual or any Government Authority concerning Licensed Data against either or both Parties, the Parties will inform each other about any such disputes or claims, and will [***].
8.12General Obligations.
8.12.1The Parties will not process or otherwise use or disclose any Personal Data for any purpose other than performing their respective obligations and exercising of their respective rights under this Agreement.
8.12.2The Parties agree (i) that any sharing of Personal Data between the Parties is not a “sale” of Personal Data pursuant to Privacy Laws, and (ii) to take such steps as may be necessary in order to avoid any sharing of Personal Data between the Parties from being characterized as a “sale” of Personal Data pursuant to Privacy Laws.

Exhibit 10.25
8.13.Suspension. Each Licensor reserves the right to suspend delivery of or access to the applicable Licensed Data or any portion thereof upon its reasonable belief that tortious, criminal or otherwise improper or prohibited activity may be associated with Licensee’s utilization of such Licensed Data or in the event that Licensee is in default of any obligation under Sections 7.5, 8, and 12.2. Licensor shall provide written notice to Licensee explaining the reason for any such suspension and Licensee shall immediately suspend such access. Licensor may condition any restoration of access upon satisfaction of such conditions directly associated with the suspension of service as Licensor reasonably determines are appropriate.
8.14.Termination. In the event of any termination of this Agreement, the rights of a Party with respect to DexCom CGM Data and Tandem Insulin Data set forth in Sections 8.1, 8.2 and 8.3 (as applicable) will continue in effect [***], but will be [***]. Notwithstanding the foregoing, in the event of termination of this Agreement under Section 15.2 (Termination for Breach), (i) the rights of the terminating Party with respect to DexCom CGM Data or Tandem Insulin Data set forth in Sections 8.1, 8.2 and 8.3 (as applicable) will continue in effect [***], subject to this Section 8.14; and (ii) except with respect to [***], the rights of the other non-terminating Party with respect to DexCom CGM Data or Tandem Insulin Data set forth in Section 8.2 or 8.3 (as applicable) will automatically terminate, and such other non-terminating Party shall cease all use of the DexCom CGM Data or Tandem Insulin Data (as applicable).
9.QUALITY AGREEMENT. Within [***] after the Effective Date, the Parties shall enter into an updated Quality Agreement with respect to the Combined Systems (as amended from time to time in accordance with its terms and conditions, the “Quality Agreement”). To the extent there is any conflict between the terms and conditions of the Quality Agreement and this Agreement with respect to quality matters, the Quality Agreement shall control and this Agreement shall control with respect to all other matters.
10.CUSTOMER SERVICE.
10.1Responsibility. Each Party shall be solely responsible, [***], for providing support to Customers of its System or any component thereof in accordance with the terms of the Quality Agreement. As part of this Agreement, the Parties may also establish customer service satisfaction metrics (including, but not limited to, complaint rates and customer satisfaction scores), as agreed to by the Commercial Working Team, for maintaining a minimum level of customer service satisfaction and requirements for each Party to implement adjustments to its customer service practices should such metrics fall below the agreed upon threshold.
10.2Coordination. The Parties shall jointly review and update the system used to evaluate, triage, and transfer customer support calls (or other methods of inquiry) relating to the Combined System to the appropriate Party, as outlined in the Quality Agreement. At least [***] prior to the projected First Commercial Launch of the first Combined System Implementation, the heads of each Party’s customer team will meet to agree on such updates. The Parties will cooperate to successfully complete all testing of such system prior to such First Commercial Launch of the first Combined System Implementation.

Exhibit 10.25
10.3Training and Supply. Tandem shall lead Customer support training for all of the Combined Systems beginning with First Commercial Launch of any Combined System Implementation, provided that DexCom shall provide to Tandem (i) existing training materials, and (ii) [***] at no cost to Tandem. [***]. DexCom agrees to provide Tandem with a reasonable quantity of samples of its System (or components thereof) for Customer support training.
11.LIFECYCLE MANAGEMENT
11.1Improvements and Technology Upgrades. During the Term, the Parties will cooperate on the (i) on-going development, maintenance, and support of the Combined Systems, and (ii) continuous improvement and technology upgrades for the Combined Systems or any component thereof, under and in accordance with the Current Development Agreements.
11.2Version Support.
11.2.1Each Party agrees [***]. In addition:
i.[***], each Party shall provide the other Party with at least [***] advance written notice with respect to [***]. In the event that, despite using Commercially Reasonable Efforts, [***], then the releasing Party will ensure [***] including [***].
ii.DexCom may [***]. DexCom shall provide Tandem with at least [***] written notice prior to [***]. DexCom shall provide [***].
iii.For clarity, in no event shall either Party be obligated to [***].
11.3.DexCom Discontinuation. Notwithstanding Section 11.2, DexCom may, in its sole discretion, (i) discontinue its support of the then-current DexCom CGM Device (a) in [***] any time commencing [***] subsequent to [***], or (b) in [***] any time commencing [***] subsequent to [***] and (ii) discontinue its support of features of its then current DexCom CGM Device [***] at any time commencing [***] after [***].
11.4.Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that the Parties will work together in good faith to modify the approach set forth in Sections 11.2 and 11.3 to the extent necessary to efficiently roll-out any release that is required under Applicable Laws or by a Regulatory Authority.
12.REPRESENTATIONS AND WARRANTIES
12.1.Each Party hereby represents, warrants and covenants, as applicable, to the other Party that:
i.it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation;
ii.it is duly authorized to execute and deliver this Agreement, the person or persons executing this Agreement on its behalf have been duly authorized to do so by

Exhibit 10.25
all requisite corporate action, and this Agreement is legally binding upon it and enforceable in accordance with its terms;
iii.it has full corporate right, power and authority to perform its respective obligations under this Agreement, including the right to grant the rights and licenses granted to the other Party hereunder;
iv.it will obtain and maintain all licenses, permits and other authorizations necessary to perform its obligations hereunder, and will fully cooperate in obtaining and maintaining any approvals from Regulatory Authorities necessary to implement this Agreement;
v.it will perform its obligations hereunder in compliance with all Applicable Laws, and it has in place a compliance program and internal policies and procedures for its employees and agents to comply with Applicable Laws (including Anti-Corruption Law and Privacy Law) as contemplated by Section 7, including training on such policies and procedures and reporting obligations for non-compliance;
vi.it will not violate rights of any third party in performing obligations under this Agreement;
vii.it has obtained or will obtain all necessary institutional and regulatory approvals necessary to perform its obligations under this Agreement, including, without limitation, any institutional review board approval;
viii.it has not been:
A.Debarred by the United States Food and Drug Administration under any provision of the Generic Drug Enforcement Act; or
B.Excluded by the Office of the Inspector General of the United States Department of Health and Human Services, or by any other authority, from participating in any health care program (such as Medicare or Medicaid) funded by any Governmental Authority.
Each Party agrees that no person who has been debarred or excluded as described above will furnish any of the services or deliverables or perform any obligations on behalf of such Party under this Agreement. Neither Party shall subcontract any performance of this Agreement to any Party that is on the specialty designated nationals and blocked persons list maintained by the United States Department of the Treasury Office of Foreign Assets Control (available via http://www.ustreas.gov/offices/enforcement/ofac/ as of the Effective Date) or to any Party who is located in or has its principal place of business in a country subject to economic sanctions maintained by the United States Department of the Treasury Office of Foreign Assets Control. Each Party will promptly notify the other Party in writing (with a copy to legal counsel) of any formal actions taken or pending, of which the Party has knowledge, that could reasonably be

Exhibit 10.25
construed to threaten or to confirm a debarment or exclusion of any person on the lists specified in sub-clause (A) or (B) above.
12.2.Representations and Warranties regarding Licensed Data. Each Licensor represents and warrants that: (a) it has or will obtain all rights, power and authority that are necessary for its collection, use, processing, and disclosure of its Licensed Data as contemplated under Section 8; and (b) Licensee’s use of the applicable Licensed Data pursuant to this Agreement will not violate any Intellectual Property Rights, rights of publicity or privacy, other proprietary rights, or any applicable local, state or federal laws, regulations, orders or rules.
12.3.Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 12 OR ELSEWHERE IN THIS AGREEMENT, NEITHER TANDEM NOR DEXCOM MAKES ANY REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT, AND EXPRESSLY DISCLAIMS ANY WARRANTIES WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, OR NON-INFRINGEMENT.
12.4.Non-Disparagement.
12.4.1.Neither Party shall make any statement or take any action to disparage the other Party’s System (or any component thereof or services related thereto) or engage in any unfair, misleading or deceptive practices regarding the same.
12.4.2.Neither Party shall make any statement (i) comparing the other Party’s System (or any component thereof or services related thereto) with respect to performance, quality or clinical benefits, with the products of any Third Party, or (ii) that could reasonably be expected to adversely affect the goodwill of the other Party or its products, except in the case of (i) and (ii) to the extent such public statements are based on (x) published (in any industry recognized scientific publication) peer-reviewed studies; provided, however, that any peer-reviewed studies shall be [***] or (y) are specifically included in a product registration with a Regulatory Authority or in response to a product safety or quality issue or (z) relate to the other Party’s material breach of its obligations under either this Agreement or any other Transaction Agreement.
12.4.3.The Parties shall educate and train their employees regarding acceptable public communications regarding the other Party’s System consistent with this Section 12.4.
13.CONFIDENTIALITY
13.1Confidential Information. Except as expressly provided in this Agreement or any other Transaction Agreement, during the Term and for [***], except with respect to Confidential Information constituting trade secrets (to the extent identified by the Disclosing Party in writing or to the extent reasonably identifiable as a trade secret based on the nature and content of the disclosure), which such obligations shall not expire, the Party receiving Confidential Information from the Disclosing Party (the “Receiving Party”) will not publish or otherwise disclose and

Exhibit 10.25
will not use such Confidential Information for any purpose other than carrying out Receiving Party’s obligations and exercising its rights under this Agreement and any other Transaction Agreement. For purposes of this Agreement, “Confidential Information” means any information furnished by or on behalf of a Party (the “Disclosing Party”) in connection with this Agreement or any other Transaction Agreement (including in connection with the negotiation thereof) which is confidential or proprietary to the Disclosing Party, including research and development plans and results; processes; evaluation procedures (including clinical and field testing); manufacturing methods; applications to government authorities; pricing or cost information; construction plans; sales, marketing, and advertising studies and plans; customer lists; computer information and software; special techniques unique to a Party’s business; information subject to a right of privacy in favor of a Third Party; information the Disclosing Party maintains under a system of protection against unauthorized access; and, subject to the rights and obligations with respect to disclosure and use thereof contained in the Transaction Agreements, DexCom CGM Data and Tandem Insulin Data. Notwithstanding the foregoing, the Disclosing Party’s Confidential Information will not include information that the Receiving Party can demonstrate with competent evidence:
13.1.1was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure;
13.1.2was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;
13.1.3became generally available to the public or otherwise part of the public domain after its disclosure hereunder and other than through any act or omission of the Receiving Party in breach of this Agreement; or
13.1.4was subsequently lawfully disclosed to the Receiving Party by a person without breaching a duty of confidentiality or developed by or for the Receiving Party without use of, reliance on, or reference to any Confidential Information of the Disclosing Party.
13.2Permitted Disclosures. Notwithstanding Section 13.1, a Receiving Party may use or disclose the Disclosing Party’s Confidential Information solely to the extent such use or disclosure is reasonably necessary in complying with an order of a court of law, prosecuting or defending litigation, complying with applicable governmental regulations, submitting information to tax or other Governmental Authorities, or conducting Clinical Studies; provided that, subject to Section 13.5, if a Receiving Party is required to make any such disclosure of Confidential Information, it will give the other Party reasonable advanced notice of the disclosure, and use its reasonable efforts to secure confidential treatment of the information prior to its disclosure (whether through protective orders or otherwise).
13.3Unauthorized Disclosure of Confidential Information. If a Party becomes aware of an unauthorized disclosure of the other Party’s Confidential Information, then such Party shall notify the other Party promptly in writing.

Exhibit 10.25
13.4Return of Confidential Information. Following any expiration or termination of this Agreement and all other Transaction Agreements, within [***] after receipt of the Disclosing Party’s written request, the Receiving Party will return to the Disclosing Party (where practicable), or, at the Receiving Party’s option, destroy and provide written certification of the destruction of, all tangible materials that contain the Disclosing Party’s Confidential Information, other than such Confidential Information to which the Receiving Party retains a right to use under this Agreement or any other Transaction Agreement. Notwithstanding the foregoing, (i) the Receiving Party may retain one copy of the Disclosing Party’s Confidential Information in the legal files of the Receiving Party for the sole purpose of determining the scope of obligations incurred under this Agreement or as otherwise required by Applicable Laws; (ii) the Receiving Party may retain any electronic copies of the Disclosing Party’s Confidential Information held securely in the Receiving Party’s electronic backup storage in accordance with its established document retention policies and (iii) the Receiving Party may retain the Disclosing Party’s Confidential Information to the extent included in the Receiving Party’s board of director or board committee materials or minutes or actions, quality systems, or regulatory history; subject in each case to the Receiving Party’s continuing confidentiality and non-use obligations under this Agreement with respect to such Confidential Information.
13.5Confidentiality Terms; Confidentiality of Agreement; Press Releases.
13.5.1Except as explicitly permitted under this Section 13.5 or any other Transaction Agreement, neither Party will disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party hereto, except each Party may disclose the terms of this Agreement and any other Transaction Agreement: (i) on a confidential basis to its Representatives, members of the Party’s board of directors in their capacity as such, to advisors (including financial advisors, attorneys and accountants), existing or potential investors (provided that such investors are not [***]) and others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those in this Agreement, providing that such Party shall be responsible for any disclosure of information by any of the persons referred to in the preceding sentence in contravention of the terms of this Agreement; or (ii) to the extent necessary to comply with Applicable Laws; provided that the Disclosing Party shall promptly notify the other Party (other than in the case where such disclosure is necessary, in the reasonable opinion of the Disclosing Party’s legal counsel, to comply with Applicable Laws) and allow the other Party a reasonable opportunity to oppose with the Governmental Authority initiating the process and, to the extent allowable by Applicable Laws, to seek limitations on the portion of the Agreement that is required to be disclosed.
13.5.2The Parties shall not issue a press release disclosing the existence of this Agreement or any other Transaction Agreement, any specific term hereof, or any specific transaction contemplated herein unless required by Applicable Laws or as agreed in writing by the Parties. Where such a press release or other public disclosure is so required, no Party shall issue a press release without first giving the other Party reasonable opportunity to review and approve the proposed public disclosure or press release, such approval not to be unreasonably withheld, delayed or conditioned. For clarity, no such review and approval shall be required for any public disclosure or press release that restates information that has been previously approved for public

Exhibit 10.25
disclosure or that is otherwise in the public domain without a breach of this Agreement or any Transaction Agreement, provided that such information remains accurate in all material respects.
13.6Records. At its own expense, each Party will create and maintain and provide access to upon reasonable request all records that relate to this Agreement and to a Party’s performance under this Agreement (i) to the extent required by this Agreement and Applicable Laws, (ii) sufficient to demonstrate that any and all amounts invoiced to a Party under this Agreement are accurate and proper in both kind and amount; (iii) sufficient to demonstrate the accuracy of reports submitted to either Party under this Agreement; and (iv) sufficient to enable a Party to comply with Applicable Laws and other legal obligations, to the extent that such Party has or reasonably should have knowledge of those Applicable Laws and other legal obligations. Each of the Parties will maintain all such records for the longer of (a) any period prescribed by Applicable Laws or stated expressly in this Agreement, (b) [***] after the term of this Agreement.
13.7Personal Data; DexCom CGM Data and Tandem Insulin Data. To the extent any Personal Data, DexCom CGM Data and/or Tandem Insulin Data is collected, received or shared by a Party or its Affiliates with or from the other Party or its Affiliates in connection with activities contemplated by this Agreement or the Development Agreement, the use of such data shall be governed solely by Section 8 of this Agreement.
14.INDEMNIFICATION AND DEFENSE OF INFRINGEMENT
14.1.DexCom will defend and indemnify Tandem, its Affiliates, and each of their respective directors, officers, employees, agents, successors and assigns (collectively, “Tandem Indemnitees”), against all Third Party claims, suits and proceedings, and will hold the Tandem Indemnitees harmless against all judgments, settlements, costs, liabilities and expenses (including reasonable attorneys' fees and litigation costs) (collectively, “Losses”) payable to Third Parties in connection with such claims, suits and proceedings, to the extent arising from or occurring as a result of: (i) DexCom’s breach of its [***] under this Agreement, (ii) the [***], (iii) the [***], or (iv) physical injury (including death) and/or property damage [***].
14.2.Tandem will defend and indemnify DexCom, its Affiliates, and each of its directors, officers, employees, agents, successors and assigns (collectively, “DexCom Indemnitees”), against all Third Party claims, suits and proceedings, and will hold the DexCom Indemnitees harmless against all Losses payable to Third Parties in connection with such claims, suits and proceedings, to the extent arising from or occurring as a result of: (i) Tandem's breach of its [***] under this Agreement, (ii) [***], (iii) the [***], or (iv) physical injury (including death) and/or property damage [***].
14.3.If the manufacture or use of the Combined Systems results in a claim, suit or proceeding in which DexCom and Tandem are both entitled to indemnification by the other Party pursuant to Sections 14.1 and 14.2, then the Parties will discuss in good faith their cooperation in connection with such matter, and shall [discuss in good faith an equitable allocation of each Party’s indemnification obligations under this Section 14.]

Exhibit 10.25
14.4.If the manufacture or use of the Combined Systems results in a Third Party claim, suit, allegation, action or proceeding against Tandem or DexCom alleging infringement or misappropriation of the Intellectual Property of such Third Party and neither DexCom nor Tandem is entitled to indemnification pursuant to Sections 14.1 and 14.2 (a “Combined System Infringement Action”), such Party will promptly notify the other Party in writing. The Parties will [***] in connection with the Combined System Infringement Action and shall ***] of any Combined System Infringement Action. The Parties will [***] concerning any Combined System Infringement Action and, in the [***] that the [***], the Parties will [***].
14.5.At either Party's request, the Parties shall promptly enter into a common-interest agreement to protect any available attorney-client privileges and the like, on reasonable and customary terms.
14.6.A Party seeking indemnification hereunder (the “Indemnitee”) will promptly notify the indemnifying Party (the “Indemnitor”) of any claim, suit, proceeding, loss, or expense likely to lead to a claim for indemnification, along with all material related information in the Indemnitee’s possession. The Indemnitor will have the right to manage the defense and settlement of any claim, except that [***]. The Indemnitee may not enter into any settlement of any such claim without the prior written consent of Indemnitor. The Indemnitee will [***]. The Indemnitee may [***]. In addition, the Indemnitee may [***].
14.7.Notwithstanding the foregoing in this Section 14, an Indemnitor under this Section 14 has no obligation for any Losses to the extent resulting from (i) [***], or (ii) [***].
14.8.In the event of any actual or alleged infringement of a valid claim of a patent or the actual or alleged infringement or misappropriation of any Third Party Intellectual Property by the Tandem System (or components thereof, including any DexCom CGM-Enabled Tandem Display Device, but excluding any Communication Protocol provided by DexCom), (a) Tandem shall have the right to modify the Tandem System [***] to render such Tandem System non-infringing or to be no longer misappropriating such Third Party Intellectual Property] and (b) if Tandem cannot reasonably modify the Tandem System to be non-infringing or to no longer be misappropriating such Third Party Intellectual Property, Tandem shall have the right to terminate this Agreement upon [***] written notice to DexCom.
14.9.In the event of any actual or alleged infringement of a valid claim of a patent or the actual or alleged infringement or misappropriation of any Third Party Intellectual Property by the DexCom System (or components thereof), (a) DexCom shall have the right to modify the DexCom System [***] to render such DexCom System non-infringing or to be no longer misappropriating such Third Party Intellectual Property] and (b) if [DexCom cannot reasonably modify the DexCom System to be non-infringing or to no longer be misappropriating such Third Party Intellectual Property, DexCom shall have the right to terminate this Agreement upon [***] written notice to Tandem.
14.10.In the event that either Party is entitled to indemnification of any Third Party claim, suit or proceeding under both (a) this Agreement and (b) either of the Current Development Agreements, then such Party shall only be entitled to seek indemnification for such

Exhibit 10.25
claim, suit or proceeding (and only entitled to recover for a particular Loss) [***] under either this Agreement or the applicable Current Development Agreement and in no event shall such Party be permitted to seek indemnification for such claim, suit or proceeding (or recover for any particular Loss) under both this Agreement and the applicable Current Development Agreement.
15.TERM AND TERMINATION
15.1.Term. The initial term of this Agreement will commence on the Effective Date and will continue for a period of five (5) years from the date of First Commercial Launch of any Combined System Implementation (the “Initial Term”), unless terminated earlier pursuant to the other provisions of this Section 15. Following the Initial Term, this Agreement shall automatically renew for successive two (2) year periods (the Initial Term and any renewal terms, collectively, the “Term”), unless either Party delivers to the other Party a termination notice six (6) months before the expiration of the Initial Term or the then-current renewal term.
15.2.Termination for Material Breach.
15.2.1.Either Party (the “Notifying Party”) shall be entitled to terminate this Agreement upon written notice to the other Party if such other Party materially breaches this Agreement and fails to cure such breach within [***] following written notice from the Notifying Party specifying such breach in reasonable detail.
15.2.2.Notwithstanding the foregoing, if the allegedly breaching Party in good faith disputes such material breach or the failure to cure such material breach, then such Party shall provide the Notifying Party written notice of that dispute putting forward in reasonable detail the rationale for disputing the alleged breach or failure to cure to the Notifying Party. In such event, the Parties shall promptly undertake good faith efforts to resolve such dispute, in which case, such termination shall not be effective until [***] after the resolution as to whether such material breach has occurred (and, if it is determined that there was a material breach that remains uncured at the expiration of such [***] period); provided, that, during the pendency of any such dispute resolution the Parties shall continue performing their respective obligations, and exercising their respective rights, under this Agreement. The Parties hereby agree to take such steps as may be reasonably necessary to complete such dispute resolution as expeditiously as possible given the circumstances.
15.3.Termination for Change of Control. Each Party shall provide to the other Party written notice within the later of [***] after or as soon as permitted under Applicable Laws after undergoing a Change of Control. If such Change of Control is [***], then such other Party shall have the right (but not the obligation) to terminate this Agreement upon [***] prior written notice, provided that such notice is given within [***] following such other Party’s receipt of the notice of such Change of Control. [***].
15.4.[***]. If a Party [***] asserting that [***] then the [***] may, [***]. Notwithstanding the foregoing, the [***] shall not have the right to [***] to the extent [***].
15.5.Effect of Termination.

Exhibit 10.25
15.5.1.General. In the case of expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement shall cease immediately, unless otherwise stated in this Agreement.
15.5.2.Accrued Rights and Obligations. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accrued prior to such expiration or termination, nor shall expiration or any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement nor prejudice any Party’s right to obtain performance of any obligation.
15.5.3.Post-Termination Support. Upon any expiration or termination of this Agreement, the Parties will (a) ensure continued provision of support services to the then-current Customers for the applicable System, as set forth in the then-current warranty terms covering such System (or such longer period as may be required under Applicable Laws) and (b) agree upon a commercially reasonable plan to effect the orderly wind-down of the activities contemplated under this Agreement with respect to the Combined Systems; provided that in no event shall such wind-down activities under subsection (b) continue for more than [***] after termination (or such longer period as may be required under Applicable Laws). The license grants set forth in this Agreement shall continue for the length of the Post Termination Support, provided that upon any expiration or termination of this Agreement, all such license grants will immediately and automatically be limited to the extent necessary to support the units of the Combined Systems for such then-current Customers.
15.5.4.Survival. In addition, Sections 1, 3.1, 8.1 (subject to Section 8.14), 8.2 (subject to Section 8.14), 8.3, 8.5, 8.6 8.7 (subject to Section 8.14), 8.8, 8.9, 8.10, 8.11, 8.12, 8.13, 8.14, 12.3, 13, 14, 15.5, 16 and 17 will survive expiration or termination of this Agreement, provided that, in the event any Section identified above expressly sets forth a limited period of time with respect to the duration or survival of such right or obligation beyond the expiration or termination of this Agreement, then such right or obligation shall survive only for such expressly identified period of time.
16.LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER PERSON OR ENTITY FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS, OR ANY OTHER SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE. THESE LIMITATIONS SHALL APPLY WHETHER OR NOT THE BREACHING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN. IF EITHER PARTY TERMINATES THIS AGREEMENT IN ACCORDANCE WITH ANY OF ITS PROVISIONS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER, BECAUSE OF SUCH TERMINATION, FOR COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PROSPECTIVE

Exhibit 10.25
PROFITS OR ANTICIPATED SALES OR ON ACCOUNT OF EXPENDITURES, INVENTORY, INVESTMENTS, LEASES OR COMMITMENTS IN CONNECTION WITH THE BUSINESS OR GOODWILL OF TANDEM OR DEXCOM.
THE FOREGOING EXCLUSION OF CERTAIN DAMAGES IN THIS SECTION DOES NOT APPLY TO DAMAGES FOR ANY OF THE FOLLOWING:
(I)BREACH OF AN OBLIGATION OF CONFIDENTIALITY UNDER SECTION 13 OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY OR TRADE SECRETS; OR
(II)INDEMNIFICATION OBLIGATIONS UNDER SECTION 14, INCLUDING INDEMNIFICATION OBLIGATIONS UNDER SECTION 14 RELATED TO INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.
17.MISCELLANEOUS
17.1.No Exclusivity. This Agreement shall be non-exclusive for both Tandem and DexCom, and, subject to compliance with the terms and conditions of this Agreement, shall in no way prohibit either Party from working with any Third Party, including other insulin pump or CGM and/or data management companies, or acquiring, licensing, designing, developing, marketing, selling and/or distributing products that compete, directly or indirectly, with the products contemplated by this Agreement. Each Party further acknowledges that the personnel assigned to the activities contemplated by this Agreement may also participate in other activities that may utilize technologies similar to or involve products competitive with those contemplated by this Agreement.
17.2.Subcontractors. Subject to the terms and conditions of this Agreement, either Party may subcontract the performance of its obligations under this Agreement to a Third Party [***], provided that (i) such subcontractor is bound by terms and conditions consistent, in all relevant respects, with this Agreement, including restrictions with respect to the protection and use of Confidential Information which are no less stringent than those set forth in this Agreement; (ii) such Party hereby expressly waives any requirement that the other Party exhaust any right or remedy (or otherwise proceed) against any such subcontractor for any obligation or performance hereunder prior to proceeding directly against such Party; and (iii) each Party shall be fully responsible for the performance of its subcontractors.
17.3.Force Majeure. Nonperformance of any Party will be excused to the extent that performance is prevented or delayed by strike, fire, earthquake, flood, governmental acts or orders or restrictions (other than due to a failure to comply with Applicable Laws), epidemic, pandemic, or any other reason where failure to perform is beyond the reasonable control of the nonperforming Party.
17.4.No Implied Waivers; Rights Cumulative. No failure on the part of DexCom or Tandem to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, will impair, prejudice or constitute a waiver of any such right, nor will any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

Exhibit 10.25
17.5.Independent Contractors. Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute DexCom or Tandem as partners in the legal sense. No Party hereto will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party.
17.6.Notices. All notices, requests and other communications hereunder will be in writing and will be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or via email (with delivery or receipt confirmation), in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto:
Tandem:    Tandem Diabetes Care, Inc.
    11075 Roselle St.
    San Diego, CA 92121
    Attn:    CEO
        [***]

With Copy to:    Tandem Diabetes Care, Inc.
    11075 Roselle St.
    San Diego, CA 92121
    Attn:    General Counsel
        [***]

DexCom:    DexCom, Inc.
6340 Sequence Drive
San Diego, California 92121
Attn:    Legal Department
    [***]

17.7.Assignment. Except as otherwise expressly provided under this Agreement, neither Party may assign or otherwise transfer this Agreement or any right or obligation hereunder without the express prior written consent of the other Party; provided that: either Party shall be permitted to effect such an assignment or other transfer of this Agreement in its entirety, without the written consent of the other Party (i) to any of its then-existing Affiliates, or (ii) in connection with a merger or the transfer or sale of all or substantially all of its business or assets related to this Agreement, or (iii) subject to Section 15.3, in connection with a Change of Control.
17.8.Modifications. No amendment or modification of any provision of this Agreement will be effective unless in writing signed by each Party hereto. No provision of this Agreement will be varied, contradicted or explained by any oral agreement, course of dealing or

Exhibit 10.25
performance or any other matter not set forth in an agreement in writing and signed by all Parties. In the event of a conflict between the provisions of the exhibits or the attachments to this Agreement and the provisions of this Agreement itself, the conflicting provision(s) of the Agreement shall control over the language in the exhibit or attachments, unless otherwise agreed by the Parties.
17.9.Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.
17.10.Governing Law.
17.10.1This Agreement and any dispute arising from the performance or breach hereof will be governed by and construed and enforced in accordance with, the laws of the State of California without regard for conflicts of laws principles. Disputes as to matters within the authority of the Commercial Working Team will be resolved as set forth in Section 2.3.7; provided that any dispute as to the application of such Section 2.3.7 shall be subject to this Section 17.10.
17.10.2Notwithstanding any other provision of this Agreement, either Party may seek interim equitable relief in any court of competent jurisdiction in connection with any alleged breach or violation of Section 7.1, Section 13 or Intellectual Property rights.
17.11 Choice of Forum. The Parties hereby submit and consent to the exclusive jurisdiction of any state or federal court located in [***], and irrevocably agree that all actions or proceedings relating to this Agreement shall be litigated in such courts, and each of the Parties waives any objection which it may have based on improper venue or forum non conveniens to the conduct of any such action or proceeding in such court.
17.12Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together, will constitute one and the same instrument.
17.13Contract Interpretation. The meaning of a provision of this Agreement will be considered in context with other provisions of the Agreement. The following principles apply to the construction of this Agreement unless the construction is plainly contrary to the intent of the Parties:
17.13.1“Including” means “including but not limited to.”
17.13.2“Or” means “and/or.”
17.13.3“Will” and “shall” have the same meaning.

Exhibit 10.25
17.13.4Language that has a generally prevailing meaning is given that meaning unless the Agreement expressly assigns a different one.
17.13.5Technical terms used in the technical field of the subject of the Agreement are given their technical meaning.
17.13.6Singular words may be treated as plural, and plural words may be treated as singular.
17.13.7The masculine gender may be treated as feminine, and the feminine gender may be treated as masculine.
17.13.8In computing any period of time under this Agreement, the day of the act, event, or default from which the designated period of time begins to run is not included. If the Agreement specifies that a period is to run for a certain number of business days, only business days are included in the count, and the period may not end on day that is not a business day.
17.14Headings. Headings used herein are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement.
17.15Entire Agreement. This Agreement (including the exhibits attached hereto which are hereby incorporated into this Agreement by reference), together with the Transaction Agreements, constitutes the entire agreement with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between DexCom and Tandem with respect to such subject matter. For clarity, (i) the Original G6 Development Agreement (as amended herein) shall remain in full force and effect except to the extent expressly stated otherwise herein and (ii) the License Agreement between TypeZero Technologies LLC and Tandem dated July 14, 2016, as amended, shall remain in full force and effect and shall not be amended or modified by this Agreement.
17.16Performance by Affiliates. Either Party may discharge any obligation and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such first Party without any obligation to first proceed against such Affiliate.
17.17Standstill.
17.17.1Except as permitted by the last sentence of this Section 17.17, during the Term of this Agreement and for a period of twelve (12) months thereafter, without the prior written consent of the Board of Directors of Tandem, DexCom and its officers, directors and Affiliates, will not directly or indirectly in any manner: (i) acquire, announce an intention to acquire, or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, gift or otherwise, any direct or indirect beneficial ownership (within the meaning of Rule 13d-3

Exhibit 10.25
under the Securities Exchange Act of 1934 (the “Exchange Act”)) or interest in any securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any securities of Tandem (ii) make, or in any way participate in, directly or indirectly, alone or in concert with others, any “solicitation” of “proxies” to vote (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act) any securities of Tandem with respect to any business combination, restructuring, recapitalization or similar transaction; (iii) form, join or in any way participate in a “group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of Tandem; (iv) acquire, announce an intention to acquire, or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, (a) any of the assets, tangible or intangible, of Tandem or (b) direct or indirect rights, warrants or options to acquire any assets of Tandem, other than in the ordinary course of business; (v) enter into any arrangement or understanding with, or otherwise assist or encourage, others to do any of the actions restricted or prohibited under clauses (i), (ii), (iii) or (iv) of this Section 17.17; (vi) otherwise act in concert with others, to seek to offer to Tandem or any of its stockholders any business combination, restructuring, recapitalization or similar transaction to or with Tandem, or (vii) take any action to control the management, Board of Directors or policies of Tandem. Notwithstanding the above, cumulative acquisitions by DexCom, including any Affiliate of DexCom, of less than one percent (1%) of Tandem's outstanding common shares shall not be deemed a breach of this provision.
17.17.2The standstill provisions of Section 17.17.1 shall not apply in the event that, without any violation of the standstill provision, (i) a Third Party unrelated to DexCom shall have entered into a definitive agreement with Tandem to acquire more than 50% of the outstanding common stock of Tandem, or (ii) a Third Party unrelated to DexCom commences a tender offer for more than 50% of the outstanding common stock of Tandem that the board of directors of Tandem recommends. The standstill provisions of Section 17.17.1 shall automatically become applicable again if the Third Party announces its intent not to proceed with the acquisition or commenced tender offer.
17.17.3DexCom recognizes that, if it fails to perform or breaches any of its obligations under this Section 17.17, any remedy at law may prove to be inadequate relief to Tandem. DexCom therefore agrees that Tandem is entitled to seek temporary and permanent injunctive relief or specific performance in any such case.
17.18Original G6 Development Agreement. Section 10.7 of the Original G6 Development Agreement, is hereby amended to be Section 10.7(a) of the Original G6 Development Agreement, and Section 17.17.2 of this Agreement is hereby incorporated into the Original G6 Development Agreement as a new Section 10.7(b), provided that all reference to Section 17.17.1 of this Agreement shall be revised to be references to Section 10.7(a) of the Original G6 Development Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the Effective Date.

DEXCOM, INC. By: Print Name: Title: Date:	TANDEM DIABETES CARE, INC. By: Print Name: Title: Date:

Exhibit A: Agreed Markets

[***]

Exhibit B: DexCom CGM Data

[***]

Exhibit C: DexCom Trademarks

[***]

Exhibit D: Tandem Insulin Data

[***]

Exhibit E: Tandem Trademarks

TANDEM DIABETES CARE TRADEMARK KEY
[***]